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                                                                EXHIBIT 10.20(a)

                  MANAGEMENT AND PERSONNEL SERVICES AGREEMENT

     THIS MANAGEMENT AND PERSONNEL SERVICES AGREEMENT (the "Agreement"), dated
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December 19, 2000 (the "Effective Date"), is made and entered into by and
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between SOUTHERN ENERGY PJM MANAGEMENT, LLC, a Delaware limited liability company ("SE PJM Management"), and SOUTHERN ENERGY MID-ATLANTIC, LLC, a Delaware
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limited liability company (the "Generator").  SE PJM Management and the
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Generator sometimes are referred to herein individually as a "Party" and
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collectively as the "Parties".
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                              W I T N E S S E T H:

     WHEREAS, SE PJM Management provides such services, personnel and other resources described herein to its affiliates; and

     WHEREAS, the Generator is an affiliate of SE PJM Management and desires to procure certain operation, maintenance, management and other similar services from SE PJM Management, and SE PJM Management is willing to render such services to the Generator in accordance with and subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein, the Parties hereto hereby agree as follows:

                                   ARTICLE I

                        TERMS AND CONDITIONS OF SERVICES

     SECTION 1.01.  Provision of Services.  SE PJM Management hereby agrees to
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provide to the Generator personnel for operation, maintenance, and management services and advice (the "Services") in connection with the operation and
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maintenance of the Dickerson and Morgantown stations (the "Facilities").
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     SECTION 1.02.  Invoicing and Compensation.
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          (a) As full and complete compensation for the Services rendered pursuant to this Agreement, the Generator shall pay to SE PJM Management, and SE PJM Management shall accept, a fee (the "Fee") equal to SE PJM
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     Management's cost to perform the Services, including, without limitation, all costs incurred by SE PJM Management in connection with the employment of the Loaned Employees and overhead. In addition, the Generator shall reimburse SE PJM Management for all Incidental Expenses and Third Party Expenses. "Incidental Expenses" mean all reasonable incidental expenses,
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     including expenses for travel (business class air travel), meals, lodging, required business entertainment, telephone calls, shipping and similar items, incurred by SE PJM Management in connection with its performance of the Services. "Third Party Expenses" mean all amounts billed to SE PJM
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     Management by third parties
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     for services, including professional services, rendered to or on behalf of
     SE PJM Management in connection with the performance of the Services.

          (b) Unless otherwise agreed by the parties, SE PJM Management shall submit monthly invoices to the Generator setting forth the Fee, Incidental Expenses and Third Party Expenses associated with a particular month on or before the fifteenth (15th) day of the succeeding month. The Generator shall pay each such invoice within thirty (30) days after its receipt of an invoice therefor. As a condition of the Generator's obligation to make payments with respect to each invoice, each invoice shall set forth a reasonably detailed description of the nature of the Services, Incidental Expenses and Third Party Expenses.

          (c) Any amounts due and owing to SE PJM Management under this Section
     1.02 that are not paid by the Generator to SE PJM Management within the required time period, shall accrue interest at the prime commercial lending rate in effect at the time such amount was due, as announced from time to time by Citibank, or its successor, or in the event it shall dissolve without a successor, such other institution as the Parties mutually agree, plus one percent (1%).

     SECTION 1.03.  Cooperation and Access to Properties and Records.  The
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Generator shall cooperate with SE PJM Management and its employees, advisors and agents (including subcontractors) as and when reasonably requested in their performance and fulfillment of the Services. SE PJM Management and its employees advisors and agents (including subcontractors) who are to perform the Services shall have such access to the Facilities and any and all real and personal property of the Generator, and to any and all books and records of the Generator in connection therewith as SE PJM Management or any of its employees, advisors, or agents (including subctonractors) determines necessary, advisable or appropriate for or in connection with the provision of any or all of the Services.

     SECTION 1.04.  Standard of Conduct.  SE PJM Management will use its
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reasonable best efforts to perform or cause its employees, advisors and agents
(including subcontractors) to perform, the Services in accordance with Good Business Practices. "Good Business Practices" means the practices, methods and
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acts, as in effect from time to time, that are commonly used in the independent power industry to perform or fulfill the activities comprising the Services, or any practices, methods or acts, which in the exercise of reasonable judgment in light of the facts known at the time, that could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition; provided, however, that Good Business Practices is not intended to be limited to optimum practices, methods or acts to the exclusion of all others, but rather to be a range of possible practices, methods or acts taken or engaged in by entities in the independent power industry. Whether any particular practice, method or act of SE PJM Management complies with Good Business Practices is to be judged in light of the facts known at the time such particular practice, method or act was performed or taken.

     Section 1.05.  Limitations on Liability.
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          (a) SE PJM Management and its employees, advisors and agents
     (including subcontractors) shall have no liability to the Generator for any loss, damage or expense suffered by the Generator arising out of or resulting from any act or omission of SE PJM Management or any of its employees, advisors or agents (including subcontractors), provided that such act or omission conformed to the standard of conduct set forth in
     Section 1.04 hereof.

          (b) Notwithstanding any other provision of this Agreement, SE PJM Management's total liability to the Generator and all third parties for all acts and omissions of SE PJM Management, its employees, advisors and agents (including subcontractors) in any calendar year, including, without limitation, liability arising out of contract, tort (including without limitation negligence, gross negligence and intentional misconduct), strict liability or any other cause or form of action whatsoever, shall not exceed the total compensation paid to SE PJM Management under any provision of this Agreement.

          (c) Pursuant to Sections 1.05(a), (b) and (d), each party (the

     "Indemnifying Party") hereby indemnifies and holds the other Party, and
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     such other Party's employees, advisors and agents (including subcontractors), harmless from and against any and all claims against such other Party for personal injury, death or property damage which may arise due to any acts or omissions of the Indemnifying Party.

          (d) Notwithstanding any other provision of this Agreement, neither Party shall be liable to the other Party for any lost profits, or indirect, incidental or consequential damages under, arising out of, due to or in connection with this Agreement.

     Section 1.06.  Independent Contractor.
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          (a) SE PJM Management, in the performance of this Agreement, will be acting in its own separate capacity and not as a partner, joint venturer or associate of the Generator. In performing its duties under this Agreement, SE PJM Management shall provide and complete the Services required according to its own means and methods of work, which shall be in the exclusive charge and control of SE PJM Management and not subject to the control or supervision of the Generator.

          (b) SE PJM Management shall be solely responsible for its and its employees', advisors' and agents' (including subcontractors) acts and omissions with respect to the performance of the Services. Neither Party shall maintain, hold out, represent, state or imply to any other individual or entity that an employer/employee relationship exists between it and the other Party or such other Party's employees, advisors or agents (including subcontractors).

          (c) Neither SE PJM Management nor its employees shall be eligible to participate in any employee benefit plan sponsored by the Generator, including without

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     limitation, any retirement plan, insurance program, disability plan, medical benefits plan or any other fringe benefit program sponsored and maintained by the Generator for its employees.

          (d) SE PJM Management shall be solely responsible for all taxes imposed on SE PJM Management as a result of the transactions contemplated by this Agreement.

     SECTION 1.07.  Subcontractors.  SE PJM Management may in its sole
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discretion subcontract other persons or entities, to perform any or all of the
Services on such terms and conditions as SE PJM Management determines to be necessary, advisable or appropriate under the circumstances of the subcontract.

     SECTION 1.08.  Term and Termination.  Unless sooner terminated in
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accordance with the provisions of this Agreement, the term of this Agreement shall commence as of the Effective Date and shall continue until December 31, 2001 (the "Initial Term"). At the end of the Initial Term and each subsequent
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Renewal Term (as hereinafter defined), as the case may be, the term of this
Agreement shall be automatically renewed for a period of one (1) year (each a "Renewal Term") unless either Party delivers a written termination notice to the
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other Party at least thirty (30) days prior to the end of the Initial Term or the then current Renewal Term, as the case may be.


                                   ARTICLE II

                                 MISCELLANEOUS

     SECTION 2.01.  Governing Law.  This Agreement and the rights of the Parties
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hereunder shall be governed by and interpreted in accordance with the law of the
State of Georgia (without giving effect to principles of conflicts of laws which would lead to the application of the laws of another jurisdiction).

     SECTION 2.02.  Successors and Assignability.  Except as otherwise provided
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for in Section 1.07, neither the Generator nor SE PJM Management may assign any of its rights or delegate any of its duties under this Agreement, in whole or in part, without the prior written consent of the other, which consent shall not be unreasonably withheld. This Agreement shall be binding upon each of the Parties and their respective successors and permitted assigns.

     SECTION 2.03.  Severability.  If any provision of this Agreement shall be
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determined by any court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, other than that portion determined to be invalid or unenforceable, shall not be affected thereby, and each valid provision hereof shall be enforced to the fullest extent permitted by law.

     SECTION 2.04.  Modifications.  No change, amendment or modification of this
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Agreement shall be valid or binding upon the Parties unless such change, amendment or modification is in writing and duly executed by both Parties.

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     SECTION 2.05.  Waivers.  No provision of this Agreement shall be deemed
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waived and no breach shall be deemed excused or consented to unless such waiver or consent is in writing and signed by the Party claimed to have waived or consented. No consent by either Party to, or waiver of, a breach by the other, whether express or implied, shall constitute a consent to, waiver of, or excuse for any different or subsequent breach.

     SECTION 2.06.  Entire Agreement.  This Agreement constitutes the Parties'
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entire agreement as to the subject matter hereof and supersedes any and all other prior understandings, correspondence and agreements, oral or written, between them.

     SECTION 2.07.  Counterparts.  This Agreement may be executed in
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counterparts, each of which shall be deemed an original hereof but all of which together shall constitute one and the same instrument. Delivery of execution pages hereof by facsimile shall constitute valid delivery of this Agreement.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


SE PJM MANAGEMENT, LLC                       SOUTHERN ENERGY
                                             MID-ATLANTIC, LLC

By:/s/ Gary J. Kubik                         By:/s/ Gary J. Kubik
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Name: Gary J. Kubik                          Name: Gary J. Kubik
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Title: Vice President, Chief                 Title: Vice President, Chief
       Financial Officer and                        Financial Officer and
       Treasurer                                    Treasurer
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